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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of our report dated June 18, 2004 relating to the Statement of Revenues and Certain Expenses of the Enclave Property, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 28, 2004